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EXHIBIT 99.1

PRESS RELEASE                       Source: Financial Telecom Limited (USA) Inc.

FINTEL SIGNED ITS FIFTH FINANCIAL SERVICE CLIENT

Tuesday April 5, 6:00 am ET

HONG KONG--(BUSINESS WIRE)--April 5, 2005--Financial Telecom Limited (USA) Inc. (Business Name: Fintel Group) (OTCBB:FLTL - News), www.fintel.com, announced today that it has signed a multi year financial service contract with Enjoy Media Holding Ltd (Enjoy). The total contract value is US$124,000 for five years, payable by quarterly installments totaled at $24,800 each year and renewable at the end of the five-year period. Fintel also plans to purchase 19.5% of Enjoy subject to further due diligence.

Enjoy is a revolutionary print media and advertising company based in Guangzhou China. It targets the urban, trendy, youth and white-collar segment of the advertising market. It supplies advertising printed paper placemat, napkins and other table displays to a network of over 800 cafes and restaurants in the cities of Guangzhou, Shenzhen and Shanghai in China, which then uses them to serve each of their dining customers. Its advertising clients include: China Telecom, China Mobile, China Unicom, Siemens, Daone, Wrigley, and numerous other consumer brands as well as real estate development companies. Enjoy expects to grow its network of restaurants and cafes to more than 4,000 in the next 3 years. Branded as "Wait Media," Enjoy's advertising targets the consumer by utilizing the waiting time each person experiences during their daily life. Due to its highly targeted and impactful nature, there is very little wastage for the advertisers budget, and a unique audience reach is provided that no other advertising medium can offer currently. Enjoy is planning a public listing on its own shortly to aggressively expand its own advertising services offering by acquiring other types of "Wait Media" in China.

Fintel signed four similar contracts previously with companies in the technology sector in China. The fifth contract marks the company's foray to China's advertising marketing sector which currently ranks 5th in the world with $13 billion spending in 2003. This new contract will bring the value of all signed contracts to $2,384,150, payable at $436,530 each year.

Mr. David Chen, CEO of Fintel comments: "Our business is moving forward as we planned, signing up Enjoy as our new client once again demonstrated the management's belief that our services offering is very attractive to private Chinese companies looking for ways to expand and grow in the Chinese economy. We are very optimistic that our investors will see the power of our business model not only from the recurring revenue stream but also the potential upside from the divestment of our holding in our investments."

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About Financial Telecom Limited (USA), Inc. (Fintel Group)

Fintel offers strategic corporate financial services on a long term basis to profitable privately held Chinese companies and their shareholders. Fintel at the same time obtains an option to invest in minority positions in client companies leveraging its publicly traded stock. Fintel targets high growth industries such as technology, media marketing, consumer services and manufacturing. Fintel adds substantial value in terms of financial restructuring, strategic planning and corporate governance to enable its invested companies to fully realize the value of their assets. Fintel's objective is to assist its clients in achieving corporate and personal financial goals.

For further information, please visit: www.fintel.com

Forward-looking statements

The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.


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CONTACT:
     Financial Telecom Limited (USA), Inc.
     Stephen Tang, (852) 2868 0668
     Fax: (852) 2877 5021
     stephen.tang@fintel.com